AMENDMENT TO PARTICIPATION AGREEMENT
                            DATED AS OF MARCH 21,2000
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY,

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,

                           INVESCO FUNDS GROUP, INC.,

                                       AND

                           INVESCO DISTRIBUTORS, INC.

WHEREAS, Allmerica Financial Life Insurance and Annuity Company, INVESCO Variable Investment Funds, Inc. and Invesco Distributors, Inc. entered into a Fund Participation Agreement on March 21. 2000; and

WHEREAS, the parties desire to amend the Participation Agreement by mutual written consent;

NOW THEREFORE, the parties to hereby agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of First Allmerica Financial Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule B:

Contracts Funded by Separate Account            Name of Separate Account
------------------------------------            ------------------------

Allmerica ExecAnuity Plus 91                    Separate Account VA-K
Allmerica ExecAnuity Plus 91                    Separate Account VA-K
Allmerica Advantage                             Separate Account VA-K
Allmerica Ultimate Advantage                    Separate Account VA-K
Allmerica Accumulator                           Separate Account VA-K
Select Reward                                   Select Separate Account
Select Secondary Markets                        Select Separate Account

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of August 11,2000.

                                         FIRST ALLMERICA FINANCIAL LIFE
                                         INSURANCE COMPANY

                                         By:  /s/ Richard M. Reilly
                                              -------------------------
                                              Richard M. Reilly, President

                                         INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                         By:  /s/ Ronald L. Grooms
                                              -------------------------
                                              Ronald L. Grooms, Treasurer